Exhibit 23.1

D. Brooks and Associates CPA’s, P.A. Certified Public Accountants ● Valuation Analyst ● Advisors

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-213150) of Zoned Properties, Inc. filed on August 16, 2016, of our report dated March 27, 2017 on the consolidated financial statements of Zoned Properties, Inc. as of December 31, 2016 and for the year ended December 31, 2016.

D. Brooks and Associates CPA’s, P.A.

West Palm Beach, FL

March 13, 2018

D. Brooks and Associates CPA’s, P.A. 319 Clematis Street, West Palm Beach, FL 33401 – (561) 429-6225